October 23, 2001


SR&F Base Trust
One South Wacker Drive
Chicago, IL 60606

        RE:  Loan Facility

Attention:  J. Kevin Connaughton, Treasurer

Ladies and Gentlemen:

     State Street Bank and Trust Company (the "Bank") is pleased to make available to SR&F Base Trust, a common law trust organized under the laws of The Commonwealth of Massachusetts (the "Borrower") acting on behalf of its fund series, SR&F Cash Reserve Portfolio and SR&F Municipal Money Market Portfolio (each such series, a "Fund"), a $100,000,000 unsecured uncommitted line of credit (the "Uncommitted Line") on the following terms and conditions:

     I. Uncommitted Line

     1. Term. The Uncommitted Line shall commence on the date hereof and expire October 22, 2002 (the "Expiration Date"), unless extended in the discretion of the Bank or terminated by the Borrower as provided herein. The Borrower may terminate the Uncommitted Line upon five days prior written notice and payment of all outstanding principal, interest, fees, costs and expenses on the effective date of termination.

     2. Notice and Manner of Borrowings. In the sole discretion of the Bank, and in any event, subject to the terms and conditions hereof, the Bank will make loans to the Borrower on behalf of its Funds under the Uncommitted Line (each such loan, a "Loan") not to exceed in the aggregate outstanding hereunder at any time with respect to any Fund the lesser of (a) $100,000,000 or (b) the lesser of (i) 33.33% of the Adjusted Net Assets of the Fund for which a Loan is extended (after giving effect to the requested Loan) or (ii) the maximum amount which the Borrower or the Fund for which a Loan is made is permitted to borrow at any time or in the aggregate pursuant to the Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower or such Fund, any agreement of the Borrower or such Fund with any foreign, federal, state or local securities division to which the Borrower is subject, any other applicable agreement or document to which the Borrower or such Fund is a party or any law, rule or regulation applicable to the Borrower or such Fund (the lesser of (a) and (b), the "Maximum Facility Amount"). Notwithstanding the foregoing, at no time shall the aggregate outstanding amount of all Loans to all Funds hereunder exceed $100,000,000 (the "Uncommitted Line Amount"). Each request for a Loan hereunder, shall be made in writing by the Borrower on behalf of a Fund by delivering a completed loan request in the form of Exhibit B attached hereto and such other information or documentation as the Bank may reasonably request. Each such Loan request shall be made by the Borrower and received by the Bank not later than 3:00 p.m. Boston time on the Business Day on which such Loan is to be made. Each Loan request hereunder shall be deemed to be a confirmation by the Borrower that no Default has occurred and is continuing hereunder with respect to the Borrower, that the representations and warranties of the Borrower and the Fund for which a Loan is made, as described below, remain true and correct and that no borrowing limitations applicable to the Borrower or such Fund will be exceeded after giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder. Notwithstanding the foregoing, the Borrower agrees and understands that the making of any Loan hereunder shall remain in the sole and absolute discretion of the Bank and the Bank shall have no commitment with respect thereto.

     3.  Evidence of  Indebtedness.  All Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A executed by the Borrower (as amended, the "Note"). The Borrower hereby authorizes the Bank to record each Loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall govern and control. The failure by the Bank to record, or any error in so recording, any such amount on the Bank's books and records, such schedule, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of the Borrower to make payments of principal of and interest on each Loan as provided herein and in the Note.

     4. Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Bank's overnight federal funds rate as determined by the Bank plus .50% per annum which rate shall change when such federal funds rate changes. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence of a Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

     5. Payments and Prepayment/Recourse. Each Loan, together with accrued and unpaid interest thereon, shall be due and payable upon the earliest of (a) 60 days following the date on which such Loan is made, (b) the date on which such Loan becomes due pursuant to Section II, Paragraph 4 below following the occurrence of a Default or (c) the Expiration Date, provided that the Borrower may not have Loans outstanding hereunder with respect to any Fund for a period in excess of 60 consecutive calendar days. Interest on all Loans shall be payable monthly in arrears on the fifteenth day of each month (provided, however, that if such day is not a Business Day, interest shall be payable on the next preceding Business Day) with all accrued and unpaid interest due and payable on the same day when principal is due and payable. The Borrower covenants and agrees to immediately repay any amount by which (i) the then outstanding aggregate principal amount of the Loans to any one Fund exceeds the Maximum Facility Amount applicable to such Fund or (ii) the then outstanding aggregate principal amount of all Loans to all Funds hereunder exceeds the Uncommitted Line Amount, upon the earlier to occur of the Borrower first becoming aware of any such excess or demand by the Bank. Loans may be prepaid without penalty or premium and any amounts prepaid may be reborrowed subject to the terms hereof. All payments of principal and interest with respect to any Loan shall be made no later than 2:00 p.m. Boston time on the date due without set off or deduction in immediately available United States dollars at the Bank's office at 225 Franklin Street, Boston, Massachusetts or as otherwise directed in writing by the Bank.

     The Bank and the Borrower acknowledge and agree that all persons dealing with such Borrower shall look solely to the trust property of the Borrower for the enforcement of any claim against the Borrower. None of the officers, employees, agents or shareholders of the Borrower or any Fund assumes any personal liability for the obligations entered into on behalf of the Borrower or any Fund with respect to the Uncommitted Line. In addition, the principal amount of any Loan, and accrued interest thereon, and any fees or additional amount payable in connection with or relating to such Loans pursuant to this Agreement, shall be paid or repaid solely from the assets of the Fund for which such Loan is made and the Bank shall have no right of recourse or offset against the assets of any other Fund or series of the Borrower.

     6. Use of Funds. Proceeds of Loans may be used only (i) for temporary and emergency purposes consistent with the investment objectives and fundamental investment restrictions of the Fund on behalf of which a Loan is made, provided that each such Loan shall constitute an "Exempted Transaction" under Federal Reserve Regulation U, (ii) to temporarily finance the purchase or sale of securities for prompt delivery if the Loan is to be repaid promptly in the ordinary course of business upon completion of such purchase or sale transaction or (iii) to finance the redemption of the shares of an investor of the Fund on behalf of which a Loan is made.

     II. General Loan Terms

     1. Covenants. Until all obligations of the Borrower with respect to the Uncommitted Line have been paid in full and the Uncommitted Line has been terminated, unless otherwise consented to in writing by the Bank, the Borrower covenants and agrees as follows both as to itself and as to each of the Funds:

          a) not to create, assume or suffer to exist any Indebtedness such that the outstanding principal amount of Indebtedness of any one Fund at any time exceeds 33 1/3% of the Adjusted Net Assets of such Fund (the "Total Indebtedness Covenant");

          b) not to issue any preferred stock or create, incur, assume or guarantee any Indebtedness other than, to the extent permitted by the Prospectus (i) Indebtedness to the Bank, and Indebtedness to the Custodian incurred in connection with such custody relationship, (ii) Indebtedness and guarantees existing as of the date of this letter agreement and disclosed on Exhibit C, (iii) reverse repurchase agreements entered into by the Borrower on behalf of a Fund aggregating not in excess of 5% of the Fund's total assets, (iv) preferred stock or other Indebtedness and guarantees with the prior consent of the Bank and (v) other Indebtedness incurred in the ordinary course of the Borrower's business in connection with portfolio investments and investment techniques permissible under the Investment Company Act (and not for the primary purpose of borrowing money), but only to the extent such Indebtedness is reflected in the calculation of Adjusted Net Assets;

          c) not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance upon any of its assets or properties, or enter into any agreement preventing it from encumbering any such assets or properties other than, to the extent permitted by the Prospectus (i) those in favor of the Bank or its affiliates or subsidiaries, (ii) those shown on Exhibit D, (iii) those in favor of the Custodian,
               (iv) those for which the Bank has given its prior written approval, (v) those in the ordinary course of the Borrower's business arising out of or in connection with portfolio investments and investment techniques allowed by Section II, Paragraph 1(b)(v) above, and (vi) liens for taxes, fees, assessments and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained.

          d) to (i) duly observe and comply in all material respects with all applicable laws, including, without limitation, the Investment Company Act and any asset coverage and borrowing restrictions and restrictions on indebtedness and extensions of credit contained therein and applicable to the Borrower or any Fund and applicable securities laws and regulations, and pay all taxes and governmental charges prior to the time they become delinquent, unless such taxes or charges are being contested in good faith by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained, (ii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business, (iii) maintain its status as an open-end diversified management investment company registered under the Investment Company Act and continue to be managed in accordance with all the requirements of Subchapter M of the Internal Revenue Code relating to regulated investment company qualification, (iv) operate in compliance with its organizational documents, the
               Prospectus and any other applicable investment policies and restrictions and agreements relating thereto, (v) not merge or consolidate with or into any entity or purchase all or substantially all of the assets or stock of any entity or sell or otherwise transfer all or any substantial portion of the Borrower's or any Fund's assets, (vi) not permit there to occur a change in the investment adviser (other than a Permitted Change) or custodian of the Borrower's assets from the Investment Adviser and Custodian or permit any change in the fundamental investment objectives or in the fundamental investment restrictions of any Fund as described in the Prospectus of such Fund, without the prior written consent of the Bank in each instance not to be unreasonably withheld, (vii) comply with all terms and provisions of all documents evidencing or securing any Indebtedness to the Bank and comply with all material terms and provisions of all documents evidencing or securing any Indebtedness to or with any party other than the Bank ("Other Indebtedness") unless a written waiver of such terms has been provided by the Bank or any other such party, (viii) immediately notify the Bank of any default or event of default with respect to Other Indebtedness and of any default under or termination of any agreement with the Custodian or with the Investment Adviser and to provide to the Bank a copy of any notice received by the Borrower or any Fund relating thereto and any notice or claim of any such default or termination and (ix) immediately notify the Bank of any Default hereunder and of any litigation or governmental proceeding inspection or investigation commenced or threatened in writing against the Borrower;

          e) during regular business hours and upon reasonable notice to the Borrower, not less than 24 hours prior to the intended inspection, to permit the Bank or its representatives and agents to visit and inspect the properties of the Borrower and make copies or abstracts from the Borrower's and each Fund's books and records;

          f) to pay all reasonable fees, costs and expenses incurred or paid by the Bank, including the Bank's reasonable attorney's fees and expenses, in connection with the administration, enforcement, amendment or termination of the Loan Documents;

          g) to submit to the Bank: (i) within 60 days after the end of each semi-annual period in each fiscal year, the Borrower's and each Fund's semi-annual or annual, as the case may be, financial statements including a statement of assets, liabilities and investments as of the end of each such period in a form acceptable to the Bank and, in the case of annual statements, audited by a certified public accountant reasonably satisfactory to the Bank, (ii) all proxy materials, reports to shareholders and other information delivered to shareholders of the Borrower and each Fund or to the United States Securities and Exchange Commission including, in any event, copies of any material change to the Prospectus or registration statement, and (iii) such other financial statements and information as to the Borrower, any Fund or Investment Adviser as the Bank may reasonably request from time to time, including a certificate showing compliance with the Total Indebtedness Covenant, as defined in Section II(1)(a) above. All financial statements required hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied; and

          h) execute and deliver such additional instruments and take such further action as the Bank may reasonably request solely to effect the purpose of the Loan Documents and the Loans.

The Borrower acknowledges and agrees that compliance with the foregoing covenants shall not in any way compromise the absolute discretion of the Bank to make or not make Loans under this Uncommitted Line.

     2. Representations and Warranties. The Borrower represents and warrants to the Bank both as to itself and as to each of its Funds that:

          a) it is a common law trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts, and the Borrower and each Fund is registered as an open-end management investment company under the Investment Company Act, is managed in accordance with all the requirements of Subchapter M of the United States Internal Revenue Code of 1986 relating to regulated investment company qualification, has all requisite power and authority to own its property and conduct its business as is now conducted, is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and is in compliance with its organizational documents and applicable law, including, without limitation, the Investment Company Act. The Borrower has filed all income tax returns and paid all taxes due pursuant to such returns and the charges, accruals and reserves on the books and records of the Borrower with respect to such taxes and charges are, in the opinion the Borrower, adequate;

          b) the execution, delivery and performance of each of the Loan Documents and the making of any Loan by the Bank to the Borrower and any Fund hereunder (i) are, and will be, within the Borrower's and such Fund's power and authority, (ii) have been authorized by all necessary trust proceedings, (iii) do not, and will not, require the consent of any shareholders of the Borrower or any Fund or approvals of any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust or by-laws or other organizational documents of the Borrower or any Fund or the Prospectus or any law, rule or regulation applicable to the Borrower or any Fund, including, without limitation, the Investment Company Act, and the same will be in compliance with Federal Reserve Regulations T, U and X and the Investment Company Act, (v) does not constitute a default under any other agreement, order or undertaking binding on the Borrower or any Fund, and (vi) does not require the consent or approval of any obligee or holder of any instrument relating to the Other Indebtedness or any other party other than for those consents and approvals which have been received;

          c) each Loan shall constitute an "Exempted Transaction" as described in Federal Reserve Regulation U and no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank or the Borrower.

          d) each of the Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

          e) all financial statements previously furnished to the Bank by the Borrower were prepared in accordance with generally accepted accounting principles and present fairly and completely the financial position of the Borrower and the Funds. Since the date of such statements, there has been no material adverse change in the assets, liabilities, financial condition or business of the Borrower or any Fund other than in the ordinary course of business. The Borrower has disclosed to the Bank in writing any and all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or could reasonably be expected to materially and adversely affect the business, operations or financial condition of the Borrower or any Fund or the ability of the Borrower to perform its obligations under the Loan Documents;

          f) the Borrower and each Fund has good and marketable title to all its material properties, assets and rights of every name and nature purportedly owned by it, except for encumbrances permitted by Section II(1)(b) above and those listed on Exhibit D attached hereto;

          g) there is no litigation, arbitration, proceeding or investigation pending, or to the best of the Borrower's knowledge threatened, against the Borrower, any Fund or the Investment Adviser (provided that with respect to the Investment Adviser, such litigation, arbitration, proceeding or investigation is seeking or otherwise alleging damages in excess of $10,000,000) except those previously disclosed by the Borrower to the Bank in writing and except as described on Exhibit E attached hereto;

          h) the shares of the Borrower and each Fund have been registered under the Securities Act of 1933 and are eligible for sale under applicable state and federal securities laws and regulations;

          i) with regard to the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, collectively, as amended and in effect from time to time ("ERISA") neither the Borrower nor any Fund is treated as a single employer with any other person under ERISA, and each has no liability with respect to any benefit arrangement, plan or multi-employer plan subject to ERISA;

          j) the Borrower and each Fund is not an "Affiliated Person", as defined in the Investment Company Act, with the Bank;

          k) the Investment Adviser serves as investment adviser to the Borrower and the Custodian serves as custodian for assets of the Borrower; and

          l)   the  Borrower  and  each  Fund  has  complied  with,  and  is  in
               compliance   with,  the  fundamental   investment   policies  and
               fundamental investment restrictions set forth in the Prospectus.

     The making of each Loan hereunder to the Borrower on behalf of its Fund shall be deemed to be a reaffirmation by the Borrower as to the representations and warranties contained in this paragraph and confirmation that no Default has occurred hereunder or will occur after giving effect to the making of such Loan.

     3. Default. It will be a default hereunder with respect to a Fund if any of the following events occurs with respect to such Fund or to the Borrower (each a "Default"):

          a) the Borrower fails (i) to pay when due any amount of principal of any Loan, or (ii) to pay within three Business Days of when due any amount of interest on any Loan or any fees or expenses payable hereunder or under the Note; or

          b) the Borrower fails to perform any term, covenant or agreement contained in any of the Loan Documents or a default or event of default occurs thereunder; or

          c) any material representation or warranty of the Borrower made in any of the Loan Documents or as an inducement for the Bank to make any Loan shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

          d) the Borrower fails to pay or perform any Obligation whether now existing or hereafter arising, except as otherwise provided in this Section II, Paragraph 3, when due, or within any applicable grace period, or the Borrower or such Fund fails to pay at maturity, or within any applicable period of grace, any obligations for Other Indebtedness, or for the use of real or personal property, or fails to observe or perform any term,
               covenant  or  agreement   evidencing   or  securing   such  Other
               Indebtedness or relating to such use of real or personal property, unless the Borrower has obtained a written waiver of the violation of such term, covenant or agreement; or

          e) the Borrower, such Fund or the Investment Adviser (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commences any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing or (vii) discontinues its business; or

          f) a proceeding or case shall be commenced against the Borrower, such Fund or the Investment Adviser without the application or consent of such party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or
               (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower, such Fund or the Investment Adviser or action under the laws of the jurisdiction of incorporation or organization of the Borrower, such Fund or the Investment Adviser similar to any of the foregoing shall be taken with respect to the Borrower, such Fund or the Investment Adviser and shall continue unstayed and in effect for any period of 60 days; or

          g) a final judgment or final order for the payment of money is entered against the Borrower or such Fund by any court, or an execution or similar process is issued or levied against property of the Borrower or such Fund, that in the aggregate exceeds 10% of the Adjusted Net Assets of the Borrower or such Fund in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

          h) there occurs a material adverse change in the business, assets, financial condition or prospects of the Borrower or such Fund (which shall not include a decline in the net assets of the Borrower or such Fund resulting from redemptions by shareholders of the Borrower or such Fund or a decline in market value of securities held by the Borrower or such Fund); or

          i) the Borrower challenges the validity or enforceability of any portion of any of the Loan Documents; or

          j) except in connection with a Permitted Change, any investment advisory agreement which is in effect on the date hereof relating to the Borrower terminates or the Investment Adviser ceases to serve as the investment adviser for the Borrower or the Custodian ceases to serve as the custodian for the Borrower's assets without the prior written consent of the Bank in each instance which consent shall not be unreasonably withheld; or

          k) the Borrower or a Fund shall violate, or take any action that would result in a deviation from, any of its fundamental investment policies or fundamental investment restrictions applicable to the Borrower or a Fund as in effect from time to time, including those as set forth in the Prospectus.

     4. Effect of Defaults. A Default with respect to the Borrower acting on behalf of a Fund, other than a Borrower Default, shall constitute a Default only as to the Fund which is the subject of such Default. A Borrower Default shall constitute a Default with respect to each Fund which is a series of the Borrower. As used herein, "Borrower Default" shall mean each of the Defaults listed in Section II(3)(e) and (f) above.

     5. Remedies. Upon the occurrence of a Default described in Section II(3)(e) and (f), immediately and automatically, and upon the occurrence of any other Default, at any time thereafter while such Default is continuing, at the Bank's option and upon the Bank's declaration:

          (a) the Uncommitted Line established hereunder shall terminate with respect to the subject Fund;

          (b) the unpaid principal amount of the Loans to the Borrower on behalf of the subject Fund, together with accrued interest and all other Obligations with respect to such Fund, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

          (c) the Bank may exercise any and all rights it has under any of the Loan Documents and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding as it relates to the subject Fund.

     The Borrower and each Fund authorizes the Bank and the Custodian to charge and/or setoff against any deposit account or other account maintained with either the Bank or the Custodian on behalf of the Borrower individually or on behalf of such Fund and, in the case of the Bank, apply the proceeds thereof against repayment of any unpaid Obligations of the Borrower individually or with respect to such Fund, as appropriate, or, in the case of the Custodian, remit the proceeds thereof to the Bank to be applied against repayment of any such unpaid Obligations. In addition, the Custodian is hereby directed by the Borrower to dispose of the applicable Fund's assets as selected by the Borrower's investment adviser to the extent necessary to repay all amounts due to the Bank from the Borrower with respect to such Fund to the extent that the Obligations of the Borrower with respect to such Fund have not been paid when due or if a default has occurred with respect to such Fund. If the Borrower's investment adviser does not select a sufficient amount of assets of such Fund to repay all amounts due to the Bank from the Borrower with respect to such Fund within a reasonable time, the Custodian is hereby directed by the Borrower, upon the request of the Bank and upon one day's prior written notice to the Borrower and its investment adviser, to dispose of such Fund's assets to the extent necessary to repay all amounts due to the Bank from the Borrower with respect to such Fund. The foregoing shall be deemed to be continuing and irrevocable "proper instructions" to the Custodian for all purposes under the custody agreement between the Borrower and the Custodian. The foregoing shall be in addition to any other rights or remedies the Bank and the Custodian may have against the Borrower following the occurrence of a Default hereunder.

     No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise, and no course of dealing or delay by the Bank in exercising any right shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank.

     6. Notices. All notices hereunder shall be in writing and shall be deemed to have been given one Business Day after delivery to an overnight courier or when delivered by hand to the address given below and in each case such delivery is confirmed to have been made. Notices to the Bank shall be given to State Street Bank and Trust Company, Lafayette Corporate Center, 2 Avenue de Lafayette
- 2nd Floor, Boston, Massachusetts 02111 Attn.: John A. Stankard, Vice President, or Mutual Fund Lending Department Head and notices to the Borrower shall be deemed to have been given if given at the address stated at the beginning of this letter agreement, Attention: J. Kevin Connaughton, Treasurer.

     7. Miscellaneous. No waivers shall be effective unless in writing. All amendments hereto must be in writing signed by all parties hereto. Regardless of the adequacy of any collateral, any amounts owing from the Bank to the Borrower, including deposits, may be set off and applied against obligations of the Borrower to the Bank. The Borrower may not assign or transfer or participate any of its rights under any of the Loan Documents without the prior written consent of the Bank. The Bank may assign, transfer or participate its rights hereunder to any Federal Reserve Bank or to any other entity, provided however that no such entity, without the consent of the Borrower, shall have any rights with respect to any participation other than for the right to vote on changes in interest, fees, commitment amount, principal payment and advance rates described herein.

     8. Waiver of Jury Trial. Except as prohibited by law, neither the Borrower nor the Bank, nor any assignee or successor of the Borrower or the Bank, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of any of the Loan Documents. Neither the Borrower nor the Bank will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     9.  Jurisdiction.  EACH  OF  THE  LOAN  DOCUMENTS  SHALL  BE  CONSTRUED  IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED ABOVE. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     10. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

          "Adjusted Net Assets" shall mean, as applied to any Fund, the value of the total assets of such Fund, less all Indebtedness other than Loans outstanding hereunder. Total assets shall mean the value of the total assets of such Fund determined in accordance with the Investment Company Act. For purposes of this definition the value of any Fund's portfolio securities shall be the value of such securities based upon the current market value of such Fund's assets determined with reference to daily prices provided by independent pricing sources at the time the Loan in question is made.

          "Business Day" shall mean any day excluding Saturday and Sunday and excluding any other day which shall be in Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized by law to close.

          "Custodian" shall mean State Street Bank and Trust Company.


          "Indebtedness" means, all obligations, contingent and otherwise, which, in accordance with generally accepted accounting principles, should be classified upon a balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect;
          (ii) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor (whether by way of loan, stock purchase, capital contribution or otherwise), to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit; and (iii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, or with respect to which assets have been segregated, whether or not the liability secured thereby shall have been assumed, including without limitation, any cash or securities held or otherwise pledged as collateral in connection with any portfolio investments or investment techniques.

          "Investment Advisor" means Stein Roe & Farnham, Incorporated.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, together with all related rules and regulations promulgated by the United States Securities and Exchange Commission relating thereto.

          "Loan Documents" means this letter agreement, the Note and any other documents executed in connection herewith, as the same may be amended, superseded or replaced.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower, (b) the rights or remedies of the Bank under this Letter Agreement, or (c) the ability of the Borrower to perform its obligations under this Letter Agreement.

          "Obligations" means any and all obligations of the Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

          "Permitted Change" means any change in the then current investment adviser (the "Immediate Advisor") for the Borrower in connection with any merger, consolidation, reorganization of such Immediate Advisor or any assignment by such Immediate Advisor which in either case meets the following criteria:

               (i) the investment adviser for the Borrower immediately after such change (the "Successor Advisor") is an affiliate of Liberty Funds Group LLC (or any successor of Liberty Funds Group LLC);

               (ii) the Successor  Advisor shall have assumed the obligations of the Immediate Advisor under the existing management agreement or the Successor Advisor shall have entered into a management agreement which is substantially identical to the management agreement in effect with relation to the Immediate Advisor, other than with respect to the dates such agreements became effective and the termination dates of such agreements;

               (iii)the  Successor  Advisor shall have the  investment  advisory expertise and capacity and financial resources substantially equal to or better than the investment advisory expertise and capacity and financial resources of the Immediate Advisor immediately prior to such change; and

               (iv) the Bank shall have received such  certificates and opinions of counsel as it shall have reasonably requested in respect of such Successor Advisor.


          "Prospectus"   means  the   Prospectus  and  Statement  of  Additional
          Information of a Fund effective as of the date of this letter agreement.


     If the foregoing satisfactorily sets forth the terms and conditions of the Uncommitted Line, please execute and return to the undersigned each of the Loan Documents and such other documents and agreements as the Bank may request. We are pleased to provide the Uncommitted Line to the Borrower and look forward to the ongoing development of our relationship. Sincerely,

                                    STATE STREET BANK AND TRUST COMPANY, as Bank

                                    By: _________________________

                                    Title: ______________________

Acknowledged and accepted:

SR&F BASE TRUST,
on behalf of its portfolio series
SR&F Cash Reserve Portfolio, and
SR&F Municipal Money Market Portfolio


By:  _____________________

Title:  __________________




Acknowledged:

STATE STREET BANK AND TRUST COMPANY
as Custodian

By: _________________________

Title: ______________________

                                    EXHIBIT A

                                      NOTE

$100,000,000                                                    ________________
                                                           Boston, Massachusetts

     For value received, the undersigned hereby promises to pay to State Street Bank and Trust Company (the "Bank"), or order, at the head office of the Bank at 225 Franklin Street, Boston, Massachusetts 02110 in immediately available United States dollars, the principal amount of One Hundred Million Dollars ($100,000,000), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein. Each Loan shall be payable upon the earliest to occur of 60 days after the date on which such Loan is made, the date on which the Loan becomes due whether following the occurrence of a Default or otherwise as described in the Agreement, as hereinafter defined, or the Expiration Date. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Bank's overnight federal funds rate as determined by the Bank plus .50% per annum which rate shall change when such federal funds rate changes. Interest on all Loans shall be payable monthly in arrears on the fifteenth day of each month (provided, however, that if such day is not a Business Day, interest shall be payable on the next preceding Business
Day) with all accrued and unpaid interest due and payable on the same day when principal is due and payable. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

     All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Agreement.

     The principal amount of any Loan, and accrued interest thereon, and any fees or additional amount payable in connection with or relating to such Loans shall be paid or repaid solely from the assets of the Fund for which such Loan is made and the Bank shall have no right of recourse or offset against the assets of any other Fund or portfolio series of the undersigned.


     Overdue principal, and, to the extent permitted by law, overdue interest, shall bear interest, compounded monthly and payable on demand in immediately available funds, at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such principal.

     This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated October ___, 2001 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided. All terms not otherwise defined herein shall be used as defined in the Agreement.

     The undersigned may at its option prepay all or any part of the principal of this Note without penalty. Amounts prepaid may be reborrowed subject to the terms of the Agreement.

     Any deposits or other sums at any time credited by or due from the Bank to the undersigned and any securities or other property of the undersigned at any time in the possession of the Bank may at all times be held and treated as collateral for the payment of this Note.

     The undersigned maker and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the undersigned, endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:                  SR&F BASE TRUST,
                          on behalf of its portfolio series
                          SR&F Cash Reserve Portfolio and
                          SR&F Municipal Money Market Portfolio


___________________      By:  ______________________
                      Title:  ___________________

                    SCHEDULE I TO NOTE DATED OCTOBER __, 2001
                        FROM SR&F BASE TRUST TO THE BANK


         Date             Amount of Loan       Interest Period         Amount of          Outstanding        Notation Made By:
                                               (if applicable)         Principal Paid     Principal Balance

                                    EXHIBIT B
                                 ADVANCE/PAYDOWN
                                  REQUEST FORM

DATE:
                 --------------------------------------------------------------

TO:              STATE STREET BANK AND TRUST COMPANY
                 --------------------------------------------------------------

ATTN:
                 --------------------------------------------------------------

FROM:            SR&F Base Trust (the "Borrower")
                 --------------------------------------------------------------


SUBJECT: _______________ ("Fund")

     In connection with the letter agreement dated October 23, 2001 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the "Agreement"), please increase or decrease the outstanding balance on behalf of the above-indicated Fund as indicated below. The Loan should be recorded on the books of the Borrower with the Bank and interest payable to the Bank should be recorded at the agreed upon rate. Increase/ Cumulative Balance Adjusted Net Assets (Decrease) Outstanding Date outstanding principal of Loans by

                     $                       $                      $
-------------        ----------------        ---------------        ------------

Further, the Borrower hereby represents and warrants that:

1. the proceeds of the Loan shall be used in conformance with the usage specified in the Agreement,

2. the Borrower and the Fund listed above are in compliance with all the terms and conditions in the Agreement and will remain in compliance therewith after giving effect to the making of the requested Loan; and

3. the undersigned is a duly authorized officer of the Borrower with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Borrower.


     By:
                   ---------------------------------------------------
     Name:
                   ---------------------------------------------------
     Title
                   ---------------------------------------------------
     Date:
                   ---------------------------------------------------

                                    EXHIBIT C
                                  INDEBTEDNESS

                         To be submitted by the Borrower

                                    EXHIBIT D

                                  ENCUMBRANCES

                         To be submitted by the Borrower


                                    EXHIBIT E

                                   LITIGATION

                         To be submitted by the Borrower